Exhibit 99.1

GNC APPOINTS KEN MARTINDALE AS CHAIRMAN

Bob Moran Becomes Lead Independent Director

PITTSBURGH, August 3, 2018 - GNC Holdings, Inc. (NYSE: GNC) (the "Company") today announced that its Board of Directors has unanimously approved the appointment of Chief Executive Officer Ken Martindale to the additional role of Chairman, effective immediately. Martindale succeeds Bob Moran, who will remain on the Board and assume the role of Lead Independent Director.

“Ken has demonstrated exceptional leadership and strategic insight in his role as CEO, and the Board looks forward to continuing to benefit from his insight and expertise as he assumes the role of Chairman,” said Moran. “We are confident that under Ken’s continued leadership we will be even better positioned to effectively implement our strategic plans and drive shareholder value.”

Martindale added, “I am honored to take on this new role as we accelerate our efforts to reposition GNC to drive growth, improve our financial strength and performance and enhance shareholder value. We continue to expect the transaction with Harbin Pharmaceutical Group to close later this year, and I look forward to working with the rest of the Board as we execute our strategy to build on the strength of the GNC brand, leverage our capabilities in product and service innovation, expand our international presence and deliver a compelling, integrated customer experience.”

About GNC

GNC Holdings, Inc. (NYSE: GNC) - Headquartered in Pittsburgh, PA - is a leading global specialty health, wellness and performance retailer.

GNC connects customers to their best selves by offering a premium assortment of heath, wellness and performance products, including protein, performance supplements, weight management supplements, vitamins, herbs and greens, wellness supplements, health and beauty, food and drink and other general merchandise. This assortment features proprietary GNC and nationally recognized third-party brands.

GNC's diversified, multi-channel business model generates revenue from product sales through company-owned retail stores, domestic and international franchise activities, third-party contract manufacturing, e-commerce and corporate partnerships. As of June 30, 2018, GNC had approximately 8,800 locations, of which approximately 6,600 retail locations are in the United States (including approximately 2,400 Rite Aid franchise store-within-a-store locations) and franchise operations in approximately 50 countries.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company's financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "projects," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions, or by discussions regarding dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to unfavorable publicity or consumer perception of the Company's products; costs of compliance and any failure on management's part to comply with new and existing governmental regulations governing our products; limitations of or disruptions in the manufacturing system or losses of manufacturing certifications; disruptions in the distribution network; or failure to successfully execute the Company's growth strategy, including any inability to expand franchise operations or attract new franchisees, any inability to expand company-

owned retail operations, any inability to grow the international footprint, any inability to expand the e-commerce businesses, or any inability to successfully integrate businesses that are acquired. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Contacts

Investors:    Matt Milanovich, Senior Director - Investor Relations, Analysis & Strategy, (412) 402-7260; or
John Mills, Partner - ICR, (646) 277-1254